Exhibit 99.1
NUVEEN CHURCHILL PRIVATE CREDIT FUND

NUVEEN CHURCHILL PRIVATE CREDIT FUND
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
(dollars in thousands, except share and per share data)

October 31, 2024
Assets
Investments
Non-controlled/non-affiliate company investments, at fair value (amortized cost of $488,648)	$488,676
Cash and cash equivalents	10,313
Deferred offering costs	88
Interest receivable	5,210
Receivable for investments sold	135
Total assets	$504,422

Liabilities
Secured borrowings (net of $353 deferred financing costs) (See Note 6)	$283,147
Payable for investments purchased	25
Interest payable	1,256
Organizational expense payable	227
Board of Trustees' fees payable	142
Offering costs payable	75
Professional fees payable	395
Accounts payable and accrued expenses	397
Total liabilities	$285,664

Commitments and contingencies (See Note 7)

Net Assets: (See Note 8)
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 8,400,040 common shares issued and outstanding	$84
Paid-in-capital in excess of par value	209,917
Total distributable earnings (loss)	8,757
Total net assets	$218,758

Total liabilities and net assets	$504,422

Net asset value per share (See Note 9)	$26.04
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(dollars in thousands, except share and per share data)

Period from June 29, 2024 to October 31, 2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$16,383
Payment-in-kind interest income	16
Other income	261
Total investment income	16,660

Expenses:
Organizational expenses	104
Interest and debt financing expenses	6,838
Management fees (See Note 5)	1,115
Income based incentive fees (See Note 5)	1,173
Capital gains incentive fees (See Note 5)	17
Professional fees	380
Board of Trustees’ fees	142
Administration fees	153
Other general and administrative expenses	91
Amortization of offering costs	42
Total expenses	10,055
Management fees waived (See Note 5)	(1,115)
Income based incentive fees waived (See Note 5)	(1,173)
Capital gains incentive fees waived (See Note 5)	(17)
Net expenses	7,750
Net investment income (loss)	8,910

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	84
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments	28
Total net realized and unrealized gain (loss) on investments	112

Net increase (decrease) in net assets resulting from operations	$9,022

Per share data:
Net investment income (loss) per share - basic and diluted	$1.26
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$1.28
Weighted average common shares outstanding	7,056,040

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (UNAUDITED)
(dollars in thousands, except share and per share data)

Period from June 29, 2024 to October 31, 2024
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$8,910
Net realized gain (loss) on investments	84
Net change in unrealized appreciation (depreciation) on investments	28
Net increase (decrease) in net assets resulting from operations	9,022
Capital share transactions:
Issuance of common shares	210,000
Net increase (decrease) in net assets resulting from capital share transactions	210,000
Total increase (decrease) in net assets	219,022
Net assets, beginning of period	(264)
Net assets, end of period	$218,758
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(dollars in thousands, except share and per share data)

Period from June 29, 2024 to October 31, 2024
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$9,022

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(537,568)
Proceeds from principal repayments and sales of investments	49,343
Payment-in-kind interest	(16)
Amortization of premium/accretion of discount, net	(323)
Net realized (gain) loss on investments	(84)
Net change in unrealized (appreciation) depreciation on investments	(28)
Amortization of deferred financing costs	11
Amortization of offering costs	42
Changes in operating assets and liabilities:
Receivable for investments sold	(135)
Interest receivable	(5,210)
Organizational expenses payable	(3)
Payable for investments purchased	25
Interest payable	1,256
Professional fees payable	360
Board of Trustees' fees payable	142
Accounts payable and accrued expenses	397
Net cash provided by (used in) operating activities	(482,769)

Cash flows from financing activities:
Proceeds from issuance of common shares	210,000
Proceeds from secured borrowings	344,500
Repayments of secured borrowings	(61,000)
Payments of deferred offering costs	(55)
Payments of deferred financing costs	(364)
Net cash provided by (used in) financing activities	493,081

Net increase (decrease) in cash and cash equivalents	10,312
Cash and cash equivalents, beginning of period	1
Cash and cash equivalents, end of period	$10,313

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$5,570

NUVEEN CHURCHILL PRIVATE CREDIT FUND
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(dollars in thousands, except share and per share data)
The following table provides a reconciliation of cash and cash equivalents reported on the consolidated statement of assets and liabilities that sum to the total of comparable amounts on the consolidated statement of cash flows (dollars in thousands):

October 31, 2024
Cash	$414
Cash Equivalents	9,899
Total Cash and Cash Equivalents Shown on the Consolidated Statement of Cash Flows	$10,313

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
October 31, 2024
(dollars in thousands, except share data)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets (5)
Investments
Debt Investments
Aerospace & Defense
AIM Acquisition LLC	(4)(7)(9)	First Lien Term Loan	S + 4.75%	10.17%	12/2/2027	$5,471	$5,471	$5,471	2.5%
Prime Buyer, L.L.C. (Loc Performance Products)	(4)(9)	First Lien Term Loan	S + 5.25%	10.04%	12/22/2026	3,467	3,397	3,467	1.6%
PAG Holding Corp. (Precision Aviation Group)	(4)(9)	First Lien Term Loan	S + 5.25%	9.85%	12/21/2029	7,124	7,085	7,071	3.2%
PAG Holding Corp. (Precision Aviation Group) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.25%	9.86%	12/21/2029	2,888	2,872	2,866	1.3%
Total Aerospace & Defense							18,825	18,875	8.6%

Automotive
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(4)(7)(9)	First Lien Term Loan	S + 6.25%	11.54%	11/1/2028	8,207	8,115	8,116	3.7%
Randys Holdings, Inc. (Randy's Worldwide Automotive) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 6.25%	11.51%	11/1/2028	2,795	798	798	0.4%
Total Automotive							8,913	8,914	4.1%

Banking, Finance, Insurance, Real Estate
Patriot Growth Insurance Services, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.00%	9.75%	10/16/2028	1,977	1,952	1,962	0.9%
Total Banking, Finance, Insurance, Real Estate							1,952	1,962	0.9%

Beverage, Food & Tobacco
Commercial Bakeries Corp.	(4)(8)(9)(13)	First Lien Term Loan	S + 5.50%	10.10%	9/25/2029	5,008	4,947	4,947	2.3%
Cold Spring Brewing Company	(4)(9)	First Lien Term Loan	S + 4.75%	9.44%	12/19/2025	3,266	3,266	3,266	1.5%
Sugar PPC Buyer LLC (Sugar Foods)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	10.07%	10/2/2030	2,866	2,876	2,865	1.3%
Sugar PPC Buyer LLC (Sugar Foods) (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	10.05%	10/2/2030	1,251	1,255	1,251	0.6%
LHS Acquisition, LLC (Summit Hill Foods)	(4)(9)	First Lien Term Loan	S + 5.75%	10.81%	11/29/2029	7,079	7,052	7,053	3.2%
Refresh Buyer, LLC (Sunny Sky Products)	(4)(9)	First Lien Term Loan	S + 4.75%	9.35%	12/23/2028	3,276	3,248	3,247	1.5%
Refresh Buyer, LLC (Sunny Sky Products) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 4.75%	9.35%	12/23/2028	825	(7)	(7)	—%
Watermill Express, LLC	(4)(7)(9)	First Lien Term Loan	S + 5.25%	10.00%	7/5/2029	1,248	1,245	1,248	0.6%
Watermill Express, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	10.00%	7/5/2029	121	120	121	0.1%
Total Beverage, Food & Tobacco							24,002	23,991	11.0%

Capital Equipment
Jetson Buyer, Inc. (E-Technologies Group, Inc.)	(4)(9)	First Lien Term Loan	S + 5.50%	10.19%	4/9/2030	4,477	4,436	4,389	2.0%
Service Logic Acquisition, Inc.	(4)(7)(9)	First Lien Term Loan	S + 3.50%	8.09%	10/29/2027	1,754	1,756	1,754	0.8%
Ovation Holdings, Inc.	(4)(9)	First Lien Term Loan	S + 5.00%	9.59%	2/5/2029	10,588	10,579	10,578	4.8%
Ovation Holdings, Inc. (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.59%	2/5/2029	2,409	1,969	1,969	0.9%
PT Intermediate Holdings III, LLC	(4)(7)(9)	First Lien Term Loan	S + 3.25%	9.60%	4/9/2030	3,619	3,613	3,633	1.7%
PT Intermediate Holdings III, LLC (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 3.25%	9.60%	4/9/2030	196	—	1	—%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(4)(9)	First Lien Term Loan	S + 5.25%	10.43%	4/4/2029	5,313	5,320	5,274	2.4%
Rhino Intermediate Holding Company, LLC (Rhino Tool House) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.25%	10.31%	4/4/2029	1,764	1,733	1,717	0.8%
Southern Air & Heat Holdings, LLC	(4)(9)	First Lien Term Loan	S + 4.75%	9.50%	10/1/2027	1,315	1,299	1,302	0.6%
Southern Air & Heat Holdings, LLC (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 4.75%	9.56%	10/1/2027	1,372	1355	1359	0.6%
Total Capital Equipment							32,060	31,976	14.6%

Chemicals, Plastics, & Rubber
Chroma Color Corporation	(4)(9)	First Lien Term Loan	S + 6.00%	10.63%	4/23/2029	4,669	4,635	4,635	2.1%
Chroma Color Corporation (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 6.00%	10.63%	4/23/2029	1,028	(7)	(8)	—%
Tangent Technologies Acquisition, LLC	(4)(9)	First Lien Term Loan	S + 4.75%	9.64%	11/30/2027	12,377	12,284	12,306	5.6%
Total Chemicals, Plastics, & Rubber							16,912	16,933	7.7%

Construction & Building
Hyphen Solutions, LLC	(4)(7)(9)	First Lien Term Loan	S + 5.50%	10.29%	10/27/2026	9,132	9,132	9,132	4.2%
ICE USA Infrastructure, Inc.	(4)(9)	First Lien Term Loan	S + 5.25%	9.85%	3/15/2030	3,251	3,221	3,221	1.5%
MEI Buyer LLC	(4)(9)	First Lien Term Loan	S + 5.00%	9.69%	6/29/2029	7,140	7,140	7,140	3.3%
MEI Buyer LLC (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.69%	6/29/2029	1,142	—	—	—%
Java Buyer, Inc. (Sciens Building Solutions, LLC)	(4)(7)(9)	First Lien Term Loan	S + 5.75%	10.79%	12/15/2027	2,558	2,550	2,558	1.2%
Java Buyer, Inc. (Sciens Building Solutions, LLC) (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.75%	10.63%	12/15/2027	1,351	1,347	1,351	0.6%
Touchdown Acquirer Inc. (Tencate)	(7)(9)(12)	First Lien Term Loan	S + 3.25%	7.85%	2/21/2031	2,273	2,286	2,282	1.0%
Vertex Service Partners, LLC	(4)(9)	First Lien Term Loan	S + 5.75%	10.81%	11/8/2030	1,966	1,939	1,952	0.9%
Vertex Service Partners, LLC (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.75%	10.74%	11/8/2030	3,393	3,347	3,369	1.5%
WSB Engineering Holdings Inc.	(4)(9)	First Lien Term Loan	S + 6.00%	11.06%	8/31/2029	2,556	2,523	2,523	1.2%
WSB Engineering Holdings Inc. (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 6.00%	10.59%	8/31/2029	1,674	1,433	1,433	0.7%
Total Construction & Building							34,918	34,961	16.0%
Consumer Goods: Non-Durable
Accupac, LLC	(4)(7)(9)	First Lien Term Loan	S + 6.00%	10.90%	1/16/2026	5,965	5,895	5,904	2.7%
Accupac, LLC (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 6.00%	11.40%	1/16/2026	1,985	(23)	(20)	—%
KL Bronco Acquisition, Inc. (Elevation Labs)	(4)(9)	First Lien Term Loan	S + 5.25%	9.94%	6/30/2028	3,720	3,704	3,713	1.7%
KL Bronco Acquisition, Inc. (Elevation Labs) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.25%	10.45%	6/30/2028	1,837	542	546	0.2%
Image International Intermediate Holdco II, LLC	(4)(7)(9)	First Lien Term Loan	S + 5.50%	10.24%	7/10/2025	7,595	7,530	7,391	3.4%
Image International Intermediate Holdco II, LLC	(4)(7)(9)	First Lien Term Loan	S +5.50%	10.96%	7/10/2025	3,707	3,675	3,608	1.6%
MPG Parent Holdings, LLC (Market Performance Group)	(4)(9)	First Lien Term Loan	S + 5.00%	9.60%	1/8/2030	8,331	8,410	8,414	3.8%
MPG Parent Holdings, LLC (Market Performance Group) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.71%	1/8/2030	2,007	821	822	0.4%
Gloves Buyer, Inc. (Protective Industrial Products)	(4)(9)	First Lien Term Loan	S + 4.00%	8.80%	12/29/2027	921	919	920	0.4%
Total Consumer Goods: Non-Durable							31,473	31,298	14.3%

Containers, Packaging & Glass
Online Labels Group, LLC	(4)(9)	First Lien Term Loan	S +5.25%	9.85%	12/19/2029	2,184	2,184	2,184	1.0%
Online Labels Group, LLC (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.25%	9.85%	12/19/2029	425	—	—	—%
Online Labels Group, LLC (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S +5.25%	9.85%	12/19/2029	109	—	—	—%
Total Containers, Packaging & Glass							2,184	2,184	1.0%

Energy: Electricity
Tinicum Voltage Acquisition Corp.	(4)(9)	First Lien Term Loan	S + 4.75%	9.96%	12/15/2028	6,796	6,611	6,621	3.0%
Total Energy: Electricity							6,611	6,621	3.0%

Environmental Industries
CLS Management Services, LLC (Contract Land Staff)	(4)(9)	First Lien Term Loan	S + 4.75%	9.35%	3/27/2030	2,060	2,041	2,041	0.9%
CLS Management Services, LLC (Contract Land Staff) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 4.75%	9.71%	3/27/2030	828	820	820	0.4%
Impact Parent Corporation (Impact Environmental Group) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.00%	9.70%	3/23/2029	1,059	1,059	1,060	0.5%
Impact Parent Corporation (Impact Environmental Group)	(4)(9)	First Lien Term Loan	S + 5.00%	9.70%	3/23/2029	10,383	10,383	10,399	4.8%
Impact Parent Corporation (Impact Environmental Group) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.73%	3/23/2029	3,168	1,036	1,041	0.5%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.00%	9.59%	7/16/2027	182	182	182	0.1%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.00%	9.67%	7/16/2027	138	138	138	0.1%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.00%	9.60%	7/16/2027	791	26	32	—%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	9.85%	7/16/2027	637	636	641	0.3%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	9.88%	7/16/2027	1,292	1,290	1,301	0.6%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	9.88%	7/16/2027	374	373	377	0.2%
North Haven Stack Buyer, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	10.31%	7/16/2027	2,057	2,054	2,072	0.9%
NFM & J, L.P. (The Facilities Group)	(4)(7)(9)	First Lien Term Loan	S + 5.75%	10.96%	11/30/2027	2,763	2,732	2,745	1.3%
NFM & J, L.P. (The Facilities Group)	(4)(7)(9)	First Lien Term Loan	S +5.75%	10.44%	11/30/2027	1,934	1,912	1,921	0.9%
NFM & J, L.P. (The Facilities Group) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S +5.75%	10.51%	11/30/2027	1,548	104	111	0.1%
NFM & J, L.P. (The Facilities Group) (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S +5.75%	10.62%	11/30/2027	1,966	1,943	1,953	0.9%
Total Environmental Industries							26,729	26,834	12.3%

Healthcare & Pharmaceuticals
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4)(7)(9)	First Lien Term Loan	S + 5.50%	10.10%	5/1/2030	4,241	4,202	4,245	1.9%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.50%	10.10%	5/1/2030	1,063	(10)	1	—%
Health Management Associates, Inc.	(4)(9)	First Lien Term Loan	S + 6.25%	11.37%	3/30/2029	5,386	5,373	5,372	2.5%
Health Management Associates, Inc. (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 6.25%	11.22%	3/30/2029	927	458	457	0.2%
JKC Buyer, Inc. (J. Knipper and Company Inc)	(4)(9)	First Lien Term Loan	S + 6.50%	11.25%	10/1/2025	8,977	8,843	8,827	4.0%
Promptcare Infusion Buyer, Inc.	(4)(7)(9)	First Lien Term Loan	S + 6.00%	10.84%	9/1/2027	2,045	2,037	2,042	0.9%
Promptcare Infusion Buyer, Inc. (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 6.00%	10.84%	9/1/2027	318	317	318	0.1%
Eyesouth Eye Care Holdco LLC	(4)(9)	First Lien Term Loan	S + 5.50%	10.32%	10/5/2029	8,440	8,282	8,283	3.8%
Eyesouth Eye Care Holdco LLC (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.50%	10.31%	10/5/2029	2,710	1,983	1,984	0.9%
Healthspan Buyer, LLC (Thorne HealthTech)	(4)(9)	First Lien Term Loan	S + 5.25%	9.94%	10/16/2030	9,313	9,329	9,267	4.2%
Tidi Legacy Products, Inc.	(4)(7)(9)	First Lien Term Loan	S + 5.50%	10.22%	12/19/2029	11,246	11,315	11,284	5.2%
Tidi Legacy Products, Inc. (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.50%	10.22%	12/19/2029	2,982	19	10	—%
VMG Holdings LLC (VMG Health)	(4)(9)	First Lien Term Loan	S + 5.00%	9.60%	4/16/2030	5,918	5,865	5,862	2.7%
YI, LLC (Young Innovations)	(4)(7)(9)	First Lien Term Loan	S + 5.75%	10.39%	12/3/2029	9,072	8,990	8,990	4.1%
YI, LLC (Young Innovations) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.75%	10.39%	12/3/2029	1,904	(17)	(17)	—%
Total Healthcare & Pharmaceuticals							66,986	66,925	30.6%

High Tech Industries
Eliassen Group, LLC	(4)(7)(9)	First Lien Term Loan	S + 5.75%	10.35%	4/14/2028	3,194	3,194	3,194	1.5%
Eliassen Group, LLC (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 5.75%	10.53%	4/14/2028	230	230	230	0.1%
GS AcquisitionCo, Inc.	(4)(7)(9)	First Lien Term Loan	S + 5.25%	9.85%	5/25/2028	5,799	5,777	5,776	2.6%
Infobase Acquisition, Inc.	(4)(9)	First Lien Term Loan	S + 5.50%	11.01%	6/14/2028	2,782	2,782	2,782	1.3%
ITsavvy LLC	(4)(9)	First Lien Term Loan	S + 5.25%	9.93%	8/8/2028	2,597	2,597	2,597	1.2%
Stratix Holding Corporation	(4)(9)	First Lien Term Loan	S + 5.75%	10.00%	9/15/2028	6,549	6,549	6,549	3.0%
Validity, Inc.	(4)(9)	First Lien Term Loan	S + 5.25%	10.04%	5/30/2026	7,320	7,320	7,316	3.3%
Venture Buyer, LLC (Velosio)	(4)(7)(9)	First Lien Term Loan	S + 5.25%	9.84%	3/1/2030	2,421	2,399	2,424	1.1%
Venture Buyer, LLC (Velosio) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.25%	9.84%	3/1/2030	500	(5)	1	—%
Total High Tech Industries							30,843	30,869	14.1%

Media: Advertising, Printing & Publishing
VS Professional Training Acquisitionco, LLC	(4)(9)	First Lien Term Loan	S + 5.25%	9.97%	9/30/2026	4,447	4,456	4,447	2.0%
Calienger Acquisition, L.L.C. (Wpromote, LLC)	(4)(9)	First Lien Term Loan	S + 5.75%	10.69%	10/23/2028	3,468	3,471	3,471	1.6%
Calienger Acquisition, L.L.C. (Wpromote, LLC) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.75%	10.69%	10/23/2028	471	1	1	—%
Total Media: Advertising, Printing & Publishing							7,928	7,919	3.6%

Retail
Syndigo LLC	(4)(9)	First Lien Term Loan	S + 4.50%	9.30%	12/15/2027	2,731	2,716	2,727	1.2%
Total Retail							2,716	2,727	1.2%

Services: Business
AG Group Holdings, Inc. (Addison Group)	(9)(12)	First Lien Term Loan	S + 4.00%	8.63%	12/29/2028	3,323	3,319	3,314	1.5%
Archer Acquisition, LLC (ARMstrong)	(4)(9)	First Lien Term Loan	S + 5.75%	10.45%	10/8/2029	7,519	7,489	7,446	3.4%
Archer Acquisition, LLC (ARMstrong) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.76%	10/8/2029	723	198	194	0.1%
Bounteous, Inc.	(4)(9)	First Lien Term Loan	S +4.75%	9.91%	8/2/2027	1,960	1,960	1,960	0.9%
Bounteous, Inc.	(4)(9)	First Lien Term Loan	S +4.75%	9.91%	8/2/2027	303	303	303	0.1%
Bounteous, Inc. (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 4.75%	9.91%	8/2/2027	1,015	1,015	1,015	0.5%
Bounteous, Inc. (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 4.75%	9.91%	8/2/2027	495	495	495	0.2%
McKissock Investment Holdings, LLC (Colibri Group)	(9)(12)	First Lien Term Loan	S + 5.00%	9.80%	3/12/2029	3,900	3,919	3,903	1.8%
Cornerstone Advisors of Arizona, LLC	(4)(9)	First Lien Term Loan	S + 5.50%	9.85%	9/24/2026	1,265	1,265	1,265	0.6%
Cornerstone Advisors of Arizona, LLC (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.50%	9.85%	9/24/2026	116	116	116	0.1%
DISA Holdings Corp. (DISA Global Solutions)	(4)(9)	First Lien Term Loan	S + 5.00%	10.02%	9/9/2028	6,652	6,647	6,594	3.0%
DISA Holdings Corp. (DISA Global Solutions) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.00%	10.02%	9/9/2028	1,197	1,196	1,186	0.5%
ImageFirst Holdings, LLC	(4)(9)	First Lien Term Loan	S + 4.25%	8.85%	4/27/2028	8,971	8,991	8,971	4.1%
KENG Acquisition, Inc. (Enagage PEO)	(4)(7)(9)	First Lien Term Loan	S + 5.00%	9.69%	8/1/2029	6,667	6,642	6,605	3.0%
KENG Acquisition, Inc. (Enagage PEO) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.00%	9.69%	8/1/2029	5,410	2,399	2,368	1.1%
KRIV Acquisition, Inc. (Riveron)	(4)(9)	First Lien Term Loan	S + 5.75%	10.44%	7/6/2029	1,727	1,683	1,710	0.8%
KRIV Acquisition, Inc. (Riveron) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 6.50%	10.45%	7/6/2029	259	252	257	0.1%
LRN Corporation (Lion Merger Sub, Inc.)	(4)(7)(9)	First Lien Term Loan	S + 6.50%	11.20%	12/17/2025	3,262	3,212	3,213	1.5%
LRN Corporation (Lion Merger Sub, Inc.)	(4)(7)(9)	First Lien Term Loan	S + 6.50%	11.20%	12/17/2025	626	616	616	0.3%
NDC Acquisition Corp.	(4)(9)	First Lien Term Loan	S + 5.63%	10.37%	3/9/2027	7,581	7,502	7,503	3.4%
Olympus US Bidco LLC (Phaidon International)	(4)(8)(9)(13)	First Lien Term Loan	S + 5.50%	10.29%	8/22/2029	13,262	13,104	13,011	5.9%
Transit Buyer, LLC (Propark Mobility)	(4)(9)	First Lien Term Loan	S + 5.00%	9.69%	1/31/2029	3,828	3,792	3,809	1.7%
Transit Buyer, LLC (Propark Mobility) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.67%	1/31/2029	2,460	2,103	2,114	1.0%
TSS Buyer, LLC (Technical Safety Services)	(4)(9)	First Lien Term Loan	S + 5.50%	10.24%	6/22/2029	1,344	1,344	1,344	0.6%
TSS Buyer, LLC (Technical Safety Services) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.50%	10.24%	6/22/2029	618	541	541	0.2%
VSTG Intermediate Holdings, Inc. (Vistage Worldwide, Inc.)	(4)(7)(9)	First Lien Term Loan	S + 4.75%	9.35%	7/13/2029	11,770	11,853	11,755	5.4%
Total Services: Business							91,956	91,608	41.9%

Services: Consumer
360 Holdco, Inc. (360 Training)	(4)(9)	First Lien Term Loan	S + 5.00%	9.69%	8/2/2028	943	940	943	0.4%
360 Holdco, Inc. (360 Training) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.00%	9.69%	8/2/2028	847	(3)	—	—%
A Place For Mom, Inc.	(4)(9)	First Lien Term Loan	S + 4.50%	9.30%	2/10/2026	9,712	9,709	9,712	4.4%
AMS Parent, LLC (All My Sons)	(4)(9)	First Lien Term Loan	S + 4.75%	9.55%	10/25/2028	1,909	1,900	1,900	0.9%
NS412, LLC	(4)(9)	First Lien Term Loan	S + 5.00%	9.70%	5/6/2025	5,096	5,005	5,004	2.3%
Perennial Services Group, LLC	(4)(9)	First Lien Term Loan	S + 5.50%	10.66%	9/7/2029	4,955	4,937	5,005	2.3%
Total Services: Consumer							22,488	22,564	10.3%

Sovereign & Public Finance
Renaissance Buyer, LLC (LMI Consulting, LLC)	(4)(9)	First Lien Term Loan	S + 5.50%	10.36%	7/18/2028	2,730	2,733	2,742	1.3%
Total Sovereign & Public Finance							2,733	2,742	1.3%

Telecommunications
BCM One, Inc.	(4)(9)	First Lien Term Loan	S + 4.50%	9.02%	11/17/2027	2,096	2,096	2,096	1.0%
BCM One, Inc. (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 4.50%	9.29%	11/17/2027	663	663	663	0.3%
Mobile Communications America, Inc.	(4)(9)	First Lien Term Loan	S + 5.25%	10.26%	10/16/2029	7,223	7,169	7,297	3.3%
Mobile Communications America, Inc. (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.25%	9.93%	10/16/2029	3,864	490	558	0.3%
Total Telecommunications							10,418	10,614	4.9%

Transportation: Consumer
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(4)(7)(9)	First Lien Term Loan	S + 5.50%	10.19%	2/14/2031	3,250	3,219	3,219	1.5%
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC) (Delayed Draw)	(4)(6)(7)(9)	First Lien Term Loan	S + 5.50%	10.19%	2/14/2031	933	(9)	(9)	—%
Total Transportation: Consumer							3,210	3,210	1.5%

Utilities: Electric
AWP Group Holdings, Inc.	(4)(9)	First Lien Term Loan	S + 4.75%	9.44%	12/23/2030	14,017	14,033	13,881	6.3%
AWP Group Holdings, Inc. (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 4.75%	9.44%	12/23/2030	512	512	507	0.2%
DMC Holdco, LLC (DMC Power)	(4)(9)	First Lien Term Loan	S + 5.75%	10.55%	7/13/2029	1,338	1,346	1,346	0.6%
DMC Holdco, LLC (DMC Power) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.75%	10.55%	7/13/2029	450	3	3	—%
KENE Acquisition, Inc. (Entrust Solutions Group)	(4)(9)	First Lien Term Loan	S + 5.25%	9.84%	2/7/2031	1,954	1,932	1,948	0.9%
KENE Acquisition, Inc. (Entrust Solutions Group) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.25%	9.84%	2/7/2031	867	(9)	(3)	—%
Pinnacle Supply Partners, LLC	(4)(9)	First Lien Term Loan	S + 6.25%	11.37%	4/3/2030	3,409	3,387	3,388	1.5%
Pinnacle Supply Partners, LLC (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 6.25%	10.94%	4/3/2030	2,034	765	765	0.3%
Total Utilities: Electric							21,969	21,835	10.0%

Utilities: Water
USA Water Intermediate Holdings, LLC	(4)(9)	First Lien Term Loan	S + 4.75%	9.34%	2/21/2031	2,108	2,093	2,108	1.0%
USA Water Intermediate Holdings, LLC (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 4.75%	9.34%	2/21/2031	815	84	90	—%
Total Utilities: Water							2,177	2,198	1.0%

Wholesale
ISG Enterprises, LLC (Industrial Service Group) (Delayed Draw)	(4)(9)	First Lien Term Loan	S + 5.75%	10.34%	12/7/2028	10,770	10,669	10,659	4.9%
ISG Enterprises, LLC (Industrial Service Group) (Delayed Draw)	(4)(6)(9)	First Lien Term Loan	S + 5.75%	10.35%	12/7/2028	3,233	3,052	3,049	1.4%
New Era Technology, Inc. (Delayed Draw)	(4)(7)(9)	First Lien Term Loan	S + 6.25%	11.00%	10/31/2026	6,366	6,261	6,240	2.9%
Total Wholesale							19,982	19,948	9.1%

Total Debt Investments							$487,985	$487,708	223.0%

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Equity Investments
Healthcare & Pharmaceuticals
HMA Equity, LP (Health Management Associates)	(4)(10)(11)	Class A Common Units	7/19/2024	162,981	$202	$194	0.1%
Total Healthcare & Pharmaceuticals					202	194	0.1%

High Tech Industries
ITsavvy Holdings, LLC	(4)(10)(11)	Class A Units	7/19/2024	163	461	774	0.4%
Total High Tech Industries					461	774	0.4%

Total Equity Investments					663	968	0.5%

Total Investments					$488,648	$488,676	223.4%

Portfolio Company (1) (2)	Footnotes	Interest Rate		Shares	Cost	Fair Value	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund - Institutional Class		5.20%		9,899,000	9,899	9,899	4.5%
Total Cash Equivalents					9,899	9,899	4.5%

Total Investments & Cash Equivalents					$498,547	$498,575	227.86%

(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)The issuers of debt and equity held by the Company are domiciled in the United States unless otherwise noted.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which reset monthly or quarterly. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at October 31, 2024. As of October 31, 2024, effective rates for 1M S, 3M S, 6M S, and 12M S are 4.66%, 4.56%, 4.41% and 4.17%, respectively. For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of October 31, 2024. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” for more information.
(5)Percentage is based on net assets of $218,758 as of October 31, 2024.
(6)Investment or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion.
(7)Investment is a unitranche position.
(8)This portfolio company is not domiciled in the United States. Commercial Bakeries Corp. and Olympus US Bidco LLC (Phaidon International) are domiciled in Canada and United Kingdom, respectively. A portfolio company that is not domiciled in the United States is considered a non-qualifying asset under section 55(a) of the 1940 Act.
(9)Denotes that all or a portion of the assets are owned by SPV I (as defined in the Notes). SPV I has entered into a senior secured revolving credit facility (the “Bank of Nova Scotia Credit Facility”) on July 19, 2024. The lenders of the Bank of Nova Scotia Financing Facility have a first lien security interest in substantially all of the assets of SPV I. Accordingly, such assets are not available to creditors of the Company.
(10)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of October 31, 2024, the Company held two restricted securities with an aggregate fair value of $968, or 0.5% of the Company’s net assets.
(11)Equity investments are non-income producing securities unless otherwise noted.
(12)Investments valued using observable inputs (level 2). See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” for more information.
(13)The investment is considered a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company cannot acquire any non-qualifying assets unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. As of October 31, 2024, total non-qualifying assets at fair value represented 3.60% of the Company's total assets calculated in accordance with the 1940 Act.
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)

1. ORGANIZATION
Nuveen Churchill Private Credit Fund (the “Company”), a Delaware statutory trust, was formed on May 3, 2024. The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, the Company intends to elect, and intends to qualify annually, to be treated as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
The Company is externally managed by Churchill Asset Management LLC (the “Adviser”), an investment adviser registered with the Security and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser manages the Company’s day-to-day operations and provides it with investment advisory and management services. Churchill BDC Administration LLC (the “Administrator”) provides the administrative services necessary to conduct the Company’s day-to-day operations. The Adviser and the Administrator are indirect subsidiaries of Nuveen, LLC, the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”).
The Company’s investment objective is to provide investors with attractive risk-adjusted returns primarily through current income and, secondarily, long-term capital appreciation, by investing in a diversified portfolio of private debt and equity investments in U.S. middle market companies owned by leading private equity firms. The Company primarily invests in first-lien senior secured debt and first-out positions in unitranche loans (collectively “Senior Loan Investments”), as well as junior debt investments, such as second-lien loans, unsecured debt, subordinated debt and last-out positions in unitranche loans (including fixed- and floating-rate instruments and instruments with payment-in-kind income (“PIK”)) (collectively “Junior Capital Investments”). Senior Loan Investments and Junior Capital Investments may be originated alongside smaller related common equity positions to the same portfolio companies. The Company’s portfolio also may include larger, stand-alone direct equity co-investments in private-equity backed companies that may or may not be originated alongside or separately from Senior Loan Investments and/or Junior Capital Investments to the applicable portfolio company (“Equity Co-Investments”). The Company’s portfolio also may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”).
Nuveen Churchill PCF SPV I LLC (“SPV I”), a Delaware limited liability company, was formed on June 10, 2024. Nuveen Churchill PCF SPV II LLC ("SPV II") and Nuveen Churchill PCF Equity Holdings LLC ("Equity Holdings"), each a Delaware limited liability company, were formed on July 8, 2024. SPV I, SPV II, and Equity Holdings are wholly owned subsidiaries of the Company and are consolidated in these consolidated financial statements commencing from the date of their formation. SPV II has not commenced investment operations as of October 31, 2024.
The Company entered into separate subscription agreements with one or more “accredited investors” (as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) providing for the private placement of shares in reliance on exemptions from the registration requirements of the Securities Act and may enter into additional subscription agreements from time to time. The “Initial Closing” occurs on the first date a shareholder’s subscription agreement is accepted by the Company. The Company may hold additional closings for a period of 18 months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended to 24 months after the Initial Closing in the sole discretion of the Company’s board of trustees (the “Board”). Each investor will make a capital commitment to purchase shares pursuant to a subscription agreement.
On June 28, 2024, in connection with its formation, the Company issued and sold 40 common shares at $25.00 per share to the Adviser.
On July 19, 2024, prior to the Company's election to be regulated as a BDC under the 1940 Act, funds and accounts managed or advised by the Adviser, including TIAA and certain entities directly or indirectly owned by TIAA, sold certain portfolio investments to the Company (at fair value) in the amount of $526,102 (the “Initial Portfolio”). The Company funded the purchase of the Initial Portfolio with a combination of equity contributions from TIAA (discussed further in Note 8) and borrowings from its credit facility (discussed further in Note 6).

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
On October 23, 2024, the Company entered into a purchase and sale agreement (the "Purchase Agreement") with Nuveen Churchill Private Capital Income Fund ("PCAP"), a Delaware statutory trust, in accordance with Rule 17a-8 of the Investment Company Act of 1940, as amended (the "1940 Act"). PCAP is an affiliated BDC externally managed by Churchill PCIF Advisor LLC ("PCAP Adviser"), an indirect subsidiary of Nuveen, LLC. Pursuant to the Purchase Agreement, the Company agreed to sell to PCAP substantially all of its assets, and PCAP agreed to assume the Company's liabilities, for total consideration equal to the Company's net asset value as of Determination Date, as further defined in Note 10 (the "Transaction"). The Board of Trustees of each of the Company and PCAP, including all of the respective independent trustees, approved the Purchase Agreement and the Transaction.
2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”), and pursuant to Regulation S-X. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair statement of the consolidated financial statements for the periods presented, have been included. U.S. GAAP for an investment company requires investments to be recorded at fair value. The carrying value for all other assets and liabilities approximates their fair value.
Consolidation
As provided under ASC 946, the Company will generally not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, SPV I and Equity Holdings. All significant intercompany balances and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
Cash and restricted cash represent cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. Cash, restricted cash and cash equivalents are carried at cost, which approximates fair value. As of October 31, 2024, the Company did not hold any restricted cash.
Valuation of Portfolio Investments
Investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 — Valuations are based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.
Pursuant to Rule 2a-5 under the 1940 Act, the Company's Board has designated the Adviser as the Company's valuation designee (the “Valuation Designee”) to determine the fair value of the Company's investments that do not have readily available market quotations. Pursuant to the Company's valuation policy approved by the Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of the Company’s assets for which market quotations are not readily available, subject to the oversight of the Board.
With respect to investments for which market quotations are not readily available (Level 3), the Valuation Designee, subject to the oversight of the Board as described below, defined further below in Note 5, undertakes a multi-step valuation process each quarter, as follows:
i.the quarterly valuation process begins with each portfolio company or investment being initially valued by either the professionals of the applicable investment team that are responsible for the portfolio investment or an independent third-party valuation firm;
ii.to the extent that an independent third-party valuation firm has not been engaged by, or on behalf of, the Company to value 100% of the portfolio, then at a minimum, an independent third-party valuation firm will be engaged by, or on behalf of, the Company will provide positive assurance of the portfolio each quarter (such that each investment is reviewed by a third-party valuation firm at least once on a rolling 12-month basis and each watch-list investment will be reviewed each quarter), including a review of management’s preliminary valuation and recommendation of fair value;
iii.the Valuation Committee then reviews and discusses the valuations with any input, where appropriate, from the independent third-party valuation firm(s), and determine the fair value of each investment in good faith based on the Company's valuation policy, subject to the oversight of the Board; and
iv.the Valuation Designee provides the Board with the information relating to the fair value determination pursuant to the Company’s valuation policy in connection with each quarterly Board meeting, comply with the periodic board reporting requirements set forth in the Company’s valuation policy, and discuss with the Board its determination of the fair value of each investment in good faith.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
The Valuation Designee makes this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Valuation Designee as part of the valuation of investments include each portfolio company's credit ratings/risk, current and projected earnings, current and expected leverage, ability to make interest and principal payments, liquidity, compliance with applicable loan covenants, and price to earnings (or other financial) ratios and those of comparable companies, as well as the estimated remaining life of the investment and current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and credit markets that may affect the price at which similar investments would trade. The Valuation Designee may also base its valuation of an investment on recent transactions of investments and securities with similar structure and risk characteristics. The Valuation Designee obtains market data from its ongoing investment purchase efforts, in addition to monitoring transactions that have closed or are discussed in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. As part of compiling market data as an indication of current market conditions, management may utilize third-party sources.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, such values do not necessarily represent the amount that ultimately might be realized upon a portfolio investment's sale. Due to the inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
The Board is responsible for overseeing the Valuation Designee’s process for determining the fair value of the Company’s assets for which market quotations are not readily available, taking into account the Company’s valuation risks. To facilitate the Board’s oversight of the valuation process, the Valuation Designee provides the Board with quarterly reports, annual reports, and prompt reporting of material matters affecting the Valuation Designee’s determination of fair value. As part of the Board’s oversight role, the Board may request and review additional information to be informed of the Valuation Designee’s process for determining the fair value of the Company's investments.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
Investment Transactions and Revenue Recognition
Investment transactions are recorded on the applicable trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statement of assets and liabilities. Realized gains or losses are measured by the difference between the net proceeds received and the cost basis of the investment using the specific identification method without regard to unrealized appreciation or depreciation previously recognized and are included as net realized gain (loss) on investments in the consolidated statement of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statement of operations and reflects the period-to-period change in fair value and cost of investments, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Company accrues interest income if it expects that ultimately it will be able to collect such income.
The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. This non-cash source of income will be included when determining what must be paid out to shareholders in the form of distributions in order for the Company to qualify as a RIC, even though the Company has not yet collected cash. For the period from June 29, 2024 to October 31, 2024, the Company earned $16 of PIK income.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio companies and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. For the period from June 29, 2024 to October 31, 2024, the Company did not earn any dividend income.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company’s investment activities, as well as any fees for managerial assistance services rendered by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the period from June 29, 2024 to October 31, 2024, the Company earned $261 in other income, respectively.
Loans are generally placed on non-accrual status when a payment default occurs or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments. The Company will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. The Company may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through PIK income. As of October 31, 2024, there were no loans in the Company's portfolio on non-accrual status.
Deferred Financing Costs
Deferred financing costs include capitalized expenses related to the closing or amendments of borrowings. Amortization of deferred financing costs is computed on the straight-line basis over the term of the borrowings. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statement of operations. The unamortized balance of such costs is included in deferred financing cost in the accompanying consolidated statement of assets and liabilities.
Organization and Offering Costs
Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Company. Organization costs are expensed as incurred and are shown in the Company's consolidated statement of operations.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
Offering costs consist primarily of fees and expenses incurred in connection with the offering of shares, as well as legal, printing and other costs associated with the preparation and filing of the registration statements and offering materials. Offering costs are recognized as a deferred charge, amortized on a straight-line basis over 12 months from the commencement of operations. For the period from June 29, 2024 to October 31, 2024, offering costs of $31 were incurred, and $42 were amortized and recognized as offering costs on the consolidated statement of operations, respectively.
Income Taxes
The Company intends to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. In order to quality as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay U.S. federal income taxes only on the portion of its taxable income and capital gains it does not distribute.
The minimum distribution requirements applicable to RICs require the Company to distribute to its shareholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Company may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.
In addition, based on the excise distribution requirements, the Company is subject to a 4% U.S. nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ended October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to U.S. federal corporate income tax is considered to have been distributed. The Company intends to timely distribute to its shareholders substantially all of its annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, the Company may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. SPV I and SPV II are disregarded entities for tax purposes and are consolidated with the tax return of the Company. Equity Holdings has elected to be classified as a corporation for U.S. federal income tax purposes. All penalties and interest associated with income taxes, if any, are included in income tax expense.
Dividends and Distributions to Common Shareholders
To the extent that the Company has taxable income available, the Company intends to pay regular quarterly distributions to its common shareholders. Distributions to shareholders are recorded on the applicable record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of its tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Net realized gains, if any, will generally be distributed at least annually, although the Company may decide to retain such capital gains for investment.
Functional Currency
The functional currency of the Company is the U.S. Dollar and all transactions were in U.S. Dollars.
Recent Accounting Pronouncement
In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments are effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
beginning after December 15, 2024. The Company does not expect this guidance to impact its consolidated financial statements.
In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” (“ASU 2023-09”). ASU 2023-09 requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024, with early adoption permitted. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.
3. INVESTMENTS
As of October 31, 2024, the Company's investments consisted of the following (dollar amounts in thousands):

	October 31, 2024
	Cost	Fair Value	% of Fair Value
First-Lien Term Loans	$487,985	$487,708	99.80%
Equity Investments	663	968	0.20%
Total	$488,648	$488,676	100.00%
Largest portfolio company investment	$14,545	$14,388	2.94%
Average portfolio company investment	$5,490	$5,491	1.12%

The industry composition of the Company's portfolio as a percentage of fair value as of October 31, 2024 was as follows:

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)

Industry	October 31, 2024
Aerospace & Defense	3.86%
Automotive	1.82%
Banking, Finance, Insurance, Real Estate	0.40%
Beverage, Food & Tobacco	4.91%
Capital Equipment	6.55%
Chemicals, Plastics, & Rubber	3.47%
Construction & Building	7.15%
Consumer Goods: Non-durable	6.40%
Containers, Packaging & Glass	0.45%
Energy: Electricity	1.35%
Environmental Industries	5.49%
Healthcare & Pharmaceuticals	13.73%
High Tech Industries	6.48%
Media: Advertising, Printing & Publishing	1.62%
Retail	0.56%
Services: Business	18.75%
Services: Consumer	4.62%
Sovereign & Public Finance	0.56%
Telecommunications	2.17%
Transportation: Consumer	0.66%
Utilities: Electricity	4.47%
Utilities: Water	0.45%
Wholesale	4.08%
Total	100.00%
The geographic composition of investments at cost and fair value was as follows:

	October 31, 2024
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$470,597	$470,718	96.33%	215.18%
Canada	4,947	4,947	1.01%	2.26%
United Kingdom	13,104	13,011	2.66%	5.95%
	$488,648	$488,676	100.00%	223.39%
As of October 31, 2024, on a fair value basis, 100.00% of the Company’s debt investments bore interest at a floating rate.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
4. FAIR VALUE MEASUREMENTS
Fair Value Disclosures
The following table presents fair value measurements of investments, by major class as of October 31, 2024, according to the fair value hierarchy:

As of October 31, 2024	Level 1	Level 2	Level 3	Total
Assets:
First Lien Term Loans	$—	$9,499	$478,209	$487,708
Equity Investments	—	—	968	968
Cash Equivalents	9,899	—	—	9,899
Total	$9,899	$9,499	$479,177	$498,575
The following tables provide a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the period from June 29, 2024 through October 31, 2024:

	First Lien Term Loans	Equity Investments	Total
Balance as of June 29, 2024	$—	$—	$—
Purchase of investments	527,362	663	528,025
Paid-in-kind interest income	16	—	16
Proceeds from principal repayments and sales of investments	(49,326)	—	(49,326)
Amortization of premium/accretion of discount, net	324	—	324
Net realized gain (loss) on investments	84	—	84
Net change in unrealized appreciation (depreciation) on investments	(251)	305	54
Balance as of October 31, 2024	$478,209	$968	$479,177

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of October 31, 2024	$(251)	$305	$54
Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period from June 29, 2024 through October 31, 2024, there were no transfers between Level 2 and Level 3.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of October 31, 2024 were as follows:

Investment Type	Fair Value at October 31, 2024	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$460,390	Yield Method	Implied Discount Rate	4.28%	13.52%	9.69%
Equity Investments	194	Market Approach	EBITDA Multiple	12.5x	12.5x	12.5x
Total	$460,584
First Lien Term Loans in the amount of $17,819 and Equity Investments in the amount of $774 at October 31, 2024 have been excluded from the table above, because the investments are valued using a recent transaction.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
Debt investments are generally valued using a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure. A recent market trade, if applicable, will also be factored into the valuation.
Equity investments are generally valued using a market approach, which utilizes market value multiples (EBITDA or Revenue) of publicly traded comparable companies and available precedent sales transactions of comparable companies. The selected multiple is used to estimate the enterprise value of the underlying investment.
The significant unobservable input used in the yield method is a discount rate based on comparable market yields. Significant increases in discount rates in isolation would result in a significantly lower fair value measurement. The significant unobservable input used in the market approach is the performance multiple, which may include a revenue multiple, EBITDA multiple, or forward-looking metrics. The multiple is used to estimate the enterprise value of the underlying investment. An increase or decrease in the multiple would result in an increase or decrease, respectively, in the fair value. A recent transaction, if applicable, may also be factored into the valuation if the transaction price is believed to be an indicator of value.
Alternative valuation methodologies may be used as deemed appropriate for debt or equity investments, and may include, but are not limited to, a market analysis, income analysis, or liquidation (recovery) analysis.
Weighted average inputs are calculated based on the relative fair value of the investments.
5. RELATED PARTY TRANSACTIONS
Advisory Agreement
On July 23, 2024, the Company entered into the Investment Advisory Agreement with the Adviser (the “Investment Advisory Agreement”). The Board, including all of the trustees who are not “interested persons” (as defined under Section 2(a)(19) of the 1940 Act) of the Company (the “Independent Trustees”), has approved the Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such trustees as required by, the 1940 Act. Under the Investment Advisory Agreement, the Adviser manages the day-to-day operations of, and provide investment advisory and management services to, the Company.
Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect for a period of two years from July 23, 2024 and thereafter shall continue automatically for successive annual periods subject to annual approval by the Board or by the affirmative vote of the holders of a majority of the outstanding voting securities of the Company, and, in each case, a majority of the Independent Trustees. The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser. The Investment Advisory Agreement may also be terminated at any time without penalty upon not less than 60 days’ written notice, by (i) the vote of a majority of the outstanding voting securities of the Company, (ii) the vote of the Board, or (iii) the Adviser.
Pursuant to the Investment Advisory Agreement, the Company pays a base management fee and incentive fees to the Adviser, as described below.
Base Management Fee
The management fee is payable quarterly in arrears. Prior to any listing of the Shares on a national securities exchange (the “Exchange Listing”) or any other public trading market (together with the Exchange Listing, a “Public Listing”), the management fee is calculated at an annual rate of 0.75% of average total assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage (“Average Total Assets”), at the end of the two most recently completed calendar quarters. Beginning with the first full calendar quarter following a Public Listing, the management fee will be calculated at an annual rate of 1.00% of Average Total Assets. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash-equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
The Adviser has agreed to waive 100% of the management fee payable to the Adviser until October 31, 2024. For the period from June 29, 2024 through October 31, 2024, management fees earned were $1,115, of which $1,115 were waived by the Adviser. As of October 31, 2024, no amounts were payable to the Adviser relating to management fees.
Incentive Fee
The incentive fee will consist of two components that are independent of each other: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
Incentive Fee on Income
The incentive fee on income will be based on the Company’s Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of, the Company’s net assets at the end of the immediately preceding quarter from interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement (as defined below), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).
The Company will pay the Adviser an incentive fee quarterly in arrears with respect to the Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);

•100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15% of the Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•15% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations will be adjusted for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
The Adviser has agreed to waive 100% of the incentive fee based on income payable to the Adviser until October 31, 2024. For the period from June 29, 2024 through October 31, 2024, incentive fee based on income earned were $1,173, of which $1,173 were waived by the Adviser. As of October 31, 2024, no amounts were payable to the Adviser relating to incentive fee based on income.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
Incentive Fee Based on Capital Gains

The portion of the incentive fee based on capital gains will be determined and payable in arrears as of each fiscal year (or upon termination of the Investment Advisory Agreement, as of the termination date). The amount payable will equal:

•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.
For the period from June 29, 2024 through October 31, 2024, incentive fee based on capital gain earned were $17, of which $17 were waived by the Adviser. As of October 31, 2024, no amounts were payable to the Adviser relating to incentive fee based on capital gains.
Administration Agreement
On July 23, 2024, the Company entered into an administration agreement with the Administrator (the “Administration Agreement”), which was approved by the Board. Under the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Adviser, the Administrator also may provide managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. U.S. Bank Trust Company, National Association ("U.S. Bank") provides the Company with certain fund administration and bookkeeping services pursuant to a sub-administration agreement (the "Sub-Administration Agreement") with the Administrator.
For the period from June 29, 2024 through October 31, 2024, the Company incurred $153 in fees under the Sub-Administration Agreement, which were included in administration fees expense in the consolidated statement of operations. As of October 31, 2024, $148 was unpaid and included in accounts payable and other expenses in the consolidated statement of assets and liabilities.
Board of Trustees’ Fees
As of October 31, 2024, the Company’s Board consists of four members, three of whom are Independent Trustees. On July 18, 2024, the Board established an Audit Committee, a Nominating and Corporate Governance Committee and a Special Transactions Committee, each consisting solely of the Independent Trustees, and may establish additional committees in the future. For the period from June 29, 2024 to October 31, 2024, the Company incurred $142 in fees which are included in Board of Trustees’ fees in the consolidated statement of operations. As of October 31, 2024, $142 were unpaid and is included in Board of Trustees’ fees payable in the accompanying consolidated statement of assets and liabilities.
Other Related Party Transactions
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms. As of October 31, 2024, the Company owed the Adviser $294 for reimbursements relating to organizational expenses and operating expenses incurred, which is included in accounts payable and accrued expenses in the accompanying consolidated statement of assets and liabilities.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
6. SECURED BORROWINGS
In accordance with the 1940 Act, the Company is currently only allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is maintained at a level of at least 150% after such borrowing. The Company’s asset coverage was 177.2% as of October 31, 2024.
On July 19, 2024, SPV I entered into a credit agreement (the “Bank of Nova Scotia Credit Facility Agreement”) with the lenders from time to time parties thereto, Bank of Nova Scotia, as administrative agent, the Company, as servicer, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian. The Bank of Nova Scotia Credit Facility Agreement provides for borrowings in an aggregate amount up to $450,000 (the "Bank of Nova Scotia Credit Facility”).
Borrowings under the Bank of Nova Scotia Credit Facility Agreement are secured by all of the assets held by SPV I and bear interest based on either (x) an annual rate equal to SOFR determined for any day (“Daily Simple SOFR”) for the relevant interest period, plus an applicable spread, or (y) the greater of (i) zero, and (ii) the greater of (a) the Federal Funds Rate in effect for any day plus 0.5% per annum plus an applicable spread, (ii) the Prime Rate in effect for any day plus an applicable spread. As of October 31, 2024, the Bank of Nova Scotia Credit Facility bore interest at a rate of SOFR, reset daily plus 2.25% per annum. Interest is payable quarterly. Any amounts borrowed under the Bank of Nova Scotia Credit Facility Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on July 10, 2033. Borrowing under the Bank of Nova Scotia Credit Facility Agreement is subject to certain restrictions contained in the 1940 Act. The Company and SPV I have made customary representations and warranties and are required to comply with various financial covenants related to liquidity and other maintenance covenants, reporting requirements and other customary requirements for similar facilities.
In connection with the closing of the Bank of Nova Scotia Credit Facility, the Company contributed and/or sold certain assets to SPV I pursuant to a loan sale and contribution agreement, and the Company expects to continue to contribute and/or sell assets to SPV I from time to time in the future. The Company may, but will not be required to, repurchase and/or substitute certain assets previously transferred to SPV I subject to the conditions specified in the contribution and sale agreement and the Bank of Nova Scotia Credit Facility Agreement.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
The fair value of the Bank of Nova Scotia Credit Facility, which would be categorized as Level 3 within the fair value hierarchy as of October 31, 2024, approximates its carrying value. The borrowing consisted of the following as of October 31, 2024:

	October 31, 2024
	Bank of Nova Scotia Credit Facility	Total
Total Commitment	$450,000	$450,000
Borrowings Outstanding (1)	283,500	283,500
Unused Portion (2)	166,500	166,500
Amount Available (3)	130,760	130,760
_______________
(1)Borrowings outstanding on the consolidated statement of assets and liabilities are net of deferred financing costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.
For the period from June 29, 2024 to October 31, 2024, the components of interest expense and debt financing expenses were as follows:

Period from June 29, 2024 to October 31, 2024
Borrowing interest expense	$6,796
Unused fees	31
Amortization of deferred financing costs	11
Total interest and debt financing expenses	$6,838
Average interest rate (1)	7.59%
Average daily borrowings	$313,710
_______________
(1)Average interest rate includes borrowing interest expense and unused fees.
7. COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnifications or warranties. Future events could occur that might lead to the enforcement of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of October 31, 2024 for any such exposure.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
As of October 31, 2024, the Company had the following unfunded commitments to fund delayed draw loans:

Portfolio Company	October 31, 2024
360 Holdco, Inc. (360 Training) - Delayed Draw Loan	$847
Accupac, LLC - Delayed Draw Loan	1,985
All Star Recruiting Locums, LLC (All Star Healthcare Solutions) - Delayed Draw Loan	1,063
Archer Acquisition, LLC (ARMstrong) - Delayed Draw Loan	522
Calienger Acquisition, L.L.C. (Wpromote, LLC) - Delayed Draw Loan	471
Chroma Color Corporation - Delayed Draw Loan	1,028
DMC Holdco, LLC (DMC Power) - Delayed Draw Loan	450
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC) - Delayed Draw Loan	933
Eyesouth Eye Care Holdco LLC - Delayed Draw Loan	676
Health Management Associates, Inc. - Delayed Draw Loan	467
Impact Parent Corporation (Impact Environmental Group) - Delayed Draw Loan	2,132
ISG Enterprises, LLC (Industrial Service Group) - Delayed Draw Loan	151
KENE Acquisition, Inc. (Entrust Solutions Group) - Delayed Draw Loan	867
KENG Acquisition, Inc. (Enagage PEO) - Delayed Draw Loan	2,991
KL Bronco Acquisition, Inc. (Elevation Labs) - Delayed Draw Loan	1,288
MEI Buyer LLC - Delayed Draw Loan	1,142
Mobile Communications America, Inc. - Delayed Draw Loan	3,345
MPG Parent Holdings, LLC (Market Performance Group) - Delayed Draw Loan	1,206
NFM & J, L.P. (The Facilities Group) - Delayed Draw Loan	1,426
North Haven Stack Buyer, LLC - Delayed Draw Loan	760
Online Labels Group, LLC - Delayed Draw Loan	534
Ovation Holdings, Inc - Delayed Draw Loan	438
Pinnacle Supply Partners, LLC - Delayed Draw Loan	1,256
PT Intermediate Holdings III, LLC - Delayed Draw Loan	196
Randys Holdings, Inc. (Randy's Worldwide Automotive) - Delayed Draw Loan	1,967
Refresh Buyer, LLC (Sunny Sky Products) - Delayed Draw Loan	825
Rhino Intermediate Holding Company, LLC (Rhino Tool House) - Delayed Draw Loan	34
Tidi Legacy Products, Inc. - Delayed Draw Loan	2,982
Transit Buyer, LLC (Propark Mobility) - Delayed Draw Loan	333
TSS Buyer, LLC (Technical Safety Services) - Delayed Draw Loan	77
USA Water Intermediate Holdings, LLC - Delayed Draw Loan	725
Venture Buyer, LLC (Velosio) - Delayed Draw Loan	500
WSB Engineering Holdings Inc. - Delayed Draw Loan	219
YI, LLC (Young Innovations) - Delayed Draw Loan	1,904
Total unfunded commitments	$35,740
The Company seeks to carefully consider its unfunded portfolio company commitments for the purpose of planning its ongoing liquidity. As of October 31, 2024, the Company had adequate financial resources to satisfy its unfunded portfolio company commitments.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
8. NET ASSETS
The Company has the authority to issue an unlimited number of common shares at $0.01 per share par value. On June 28, 2024, in connection with its formation, the Company issued and sold 40 common shares at $25.00 per share to the Adviser.
On July 19, 2024, in connection with the acquisition of the Initial Portfolio, the Company issued an aggregate of 8,400,000 common shares at $25.00 per share to TIAA and certain of its subsidiaries directly or indirectly owned by TIAA.
The following table summarizes total shares issued and proceeds received related to capital activity from inception through October 31, 2024:

Date	Shares Issued	Proceeds Received	Issuance Price per Share
June 28, 2024	40	$1	$25.00
July 19, 2024	8,400,000	$210,000	$25.00
For the period from June 29, 2024 through October 31, 2024, the Company did not make any distributions.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
9. CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a consolidated schedule of financial highlights for the period from July 19, 2024 through October 31, 2024:

Period from July 19, 2024 (Commencement of Investment Operations) through October 31, 2024 (8)
Per share data:
Net asset value, beginning of period (1)	$25.00
Net investment income (loss) (2)	1.07
Net realized gains (losses)	0.01
Net change in unrealized appreciation (depreciation) (3)	—
Net increase (decrease) in net assets resulting from operations (2)	1.08
Other (4)	(0.04)
Net asset value, end of period	$26.04

Supplemental Data:
Net assets, end of period	$218,758
Shares outstanding, end of period (1)	8,400,040
Total return (5)	4.16%

Ratio to average net assets:
Ratio of net expenses to average net assets (6)	12.38%
Ratio of net investment income (loss) to average net assets (6)	14.79%
Portfolio turnover rate (7)	9.60%
Asset coverage ratio	177.20%
_______________
(1)Represents the original issuance price per share.
(2)The per share data was derived by using the weighted average shares outstanding during the period.
(3)Less than 0.01.
(4)Includes the effect of share issuance above (below) net asset value and the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date.
(5)Total return is calculated as the change in net assets ("NAV") per share during the period, plus distributions per share, if any, divided by the beginning NAV per share. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at the quarter end NAV per share preceding the distribution. Total return is not annualized for periods less than one year.
(6)Ratios are annualized except for amounts relating to organizational costs and capital gain incentive fees, if any. The ratio of total expenses to average net assets was 16.39% for the period from July 19, 2024 (Commencement of Investment Operations) through October 31, 2024, excluding the effect of the management fee and incentive fee waivers which represents 4.01% of average net assets. Average net assets is calculated utilizing net assets for the period reported.
(7)Portfolio turnover rate is calculated using the lesser of year-to-date purchases or year-to-date sales over the average of the invested assets at fair value for the period reported.
(8)The consolidated financial highlights reflect the Company's operating results from the date of effectiveness of our registration statement with the SEC.
10. SUBSEQUENT EVENTS
The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of October 31, 2024, except as discussed below.

NUVEEN CHURCHILL PRIVATE CREDIT FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands, except share and per share data)
On November 8, 2024, the Company entered into an amendment to the management and incentive fee waiver agreement with the Adviser, pursuant to which the Adviser agreed to extend the period for which fees payable under the Investment Advisory Agreement would be waived from October 31, 2024 to the later of December 31, 2024 or the closing of the Transaction.
On December 5, 2024, the Purchase Agreement and the Transaction were approved by the Company's shareholders. On December 11, 2024, the Company and PCAP completed the Transaction pursuant to the Purchase Agreement, and PCAP delivered to the Company an aggregate purchase price of $220,977, equal to the net asset value of the Company as of December 9, 2024 (the "Determination Date"), at which time the Company sold, transferred, assigned and conveyed to PCAP substantially all of its assets, and PCAP assumed all of the Company's liabilities, including $281,500 of indebtedness outstanding under the Company's credit facility.
On December 13, 2024, the Company made a final distribution in the amount of $220,977 to its shareholders.

On December 13, 2024, pursuant to the Purchase Agreement and following the closing of the Transaction, the Company withdrew its election to be regulated as a business development company under the 1940 Act.

On December 18, 2024, the Company ceased its operations and was wound up and dissolved.